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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Leviathan Gas Pipeline Partners, L.P. on Form S-1 of our report dated February 19, 1999, appearing in this Registration Statement, relating to the statements of financial position of High Island Offshore System, L.L.C. as of December 31, 1998 and 1997 and the related statements of income, members' equity, and cash flows for each of the three years in the period ended December 31, 1998.

     We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                            /s/  DELOITTE & TOUCHE LLP

Detroit, Michigan
August 26, 1999